EXHIBIT 16

                              CHISHOLM & ASSOCIATES

                          Certified Public Accountants

                           A Professional Corporation

                                 P.O. Box 540216
                        North Salt Lake, Utah 84054-0216

                             Office (801) 292-8756
                               Fax (801) 292-8809


August 21, 2002

Securities and Exchange Commission
Washington, DC 20549

Re: AngelCiti Entertainment, Inc.

Gentlemen:

We have read Item 4 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in AngelCiti Entertainment, Inc.'s 8-K/A dated August 21, 2002, and are in agreement with the statements contained therein, as they relate to our firm. We withdrew as the auditors of AngelCiti Entertainment, Inc. due to an internal policy not to engage in audits of issuers in the gaming industry.

Very truly yours,

/s/Chisholm & Associates
---------------------------
Chisholm & Associates, CPAs
North Salt Lake, Utah


            A MEMBER OF THE AICPA, UACPA AND THE SEC PRACTISE SECTION